UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

HIGHER ONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street

New Haven, CT 06511

(Address of principal executive offices and zip code)

(203) 776-7776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 21, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Higher One Holdings, Inc. (the “Company”) approved the grant of a cash award and a restricted stock unit award to Marc Sheinbaum, the Chief Executive Officer of the Company.

The award of $660,000 will vest and be paid 50% on April 30, 2016 and 50% on October 31, 2016, subject to continued employment by the employee through such date and the Company’s achievement of an aggregate revenue target for the period beginning on October 1, 2015 and ending March 31, 2016 (the “cash award performance target”); provided, that achievement of the cash award performance target will no longer be a condition for vesting and payment following a change in control (as defined in the award agreement) of the Company. Upon termination of employment by reason of death or disability, any unpaid cash award will immediately vest in full and be paid to the employee or, in the case of death, to the decedent’s estate. Upon termination of employment by the Company without cause or by the employee for good reason, any unpaid cash award will immediately vest in full and be paid to the employee, subject to the Company’s achievement of the cash award performance target (if applicable). Upon any other termination of employment, the employee will forfeit any unpaid portion of the cash award.

The award of 150,000 restricted stock units will vest and be settled in an equal number of shares of Company common stock 50% on March 31, 2017 and 50% on March 31, 2018, subject to continued employment by the employee through such date and the Company’s achievement of an aggregate revenue target for the period beginning on July 1, 2015 and ending June 30, 2016 (the “RSU award performance target”); provided, that achievement of the RSU award performance target will no longer be a condition for vesting and settlement following a change in control (as defined in the award agreement) of the Company. Upon termination of employment by reason of death or disability, any unvested restricted stock unit award will immediately vest in full and be settled in shares of Company common stock. Upon termination of employment by the Company without cause or by the employee for good reason, any unvested restricted stock unit award will immediately vest in full and be settled in shares of Company common stock, subject to the Company’s achievement of the RSU award performance target (if applicable). Upon any other termination of employment, the employee will forfeit any unvested restricted stock unit award.

The foregoing summary does not constitute a complete summary of the terms of the cash awards or restricted stock unit awards, and reference is made to the complete text of the Cash Award Agreement and the Restricted Stock Unit Grant Agreement attached hereto as Exhibit 10.1 and 10.2, respectively. The Agreements are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.     Description

10.1     Cash Award Agreement

10.2     Restricted Stock Unit Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2015

HIGHER ONE HOLDINGS, INC.

By:  /s/ Christopher Wolf

       _____________________________

       Christopher Wolf

       Executive Vice President and Chief Financial Officer